Equitable Financial Life Insurance Company
Equitable Financial Life Insurance Company of America
Mailing address: PO Box 1047, Charlotte, NC 28201-1047
Section C—Entity Owner Questionnaire for New Business
Forming a Part of the Application for Life Insurance
This form is to be completed if the Proposed Owner is an entity by the Authorized Person or the person opening a new account on behalf of a legal entity. For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country.
Proposed Insured Name: Date of Birth (mm/dd/yyyy)
Authorized Person
Authorized Person signing the application and opening the account on behalf of the business:
1. Name (First, Middle, Last) Title Primary Address City State Zip
2. Cell/Mobile Number Preferred Telephone Number (if other than cell)
3. Email Address
4. SSN 5. Date of Birth (mm/dd/yyyy)
6. Driver’s License# State Exp. Date (mm/dd/yyyy)
7. If no DL, please provide Government ID# State Exp. Date (mm/dd/yyyy)
Business Owner Information
8. Type: ☐ Partnership ☐ Corporation ☐ Limited Liability Corporation ☐ Charity
9. Business Owner Name EIN/TIN Primary Business Address
10. Nature/Purpose of Business Relationship to Proposed Insured
11. State/Country of Incorporation Date of Incorporation (mm/dd/yyyy)
12. How many years has the business been in operation Primary Six Digit NAICS Code
13. Fair Market Value of Business $
14. Proposed Insured owns % of the business listed above.
a. Is there a Buy/Sell Agreement in place? ☐ Yes ☐ No
b. Are all members of the business being similarly insured? ☐ Yes ☐ No
If “No,” please provide reason
If “Yes,” provide details of business coverage issued or applied for on other members.
Name and Title % of Business Owned Amount In Force or Applied For
15.   Has  the  business  filed  for  bankruptcy  and/or  reorganization  in  the  past  5  years?  ☐ Yes ☐ No
If “Yes,” Chapter Date opened Date Closed
16. Business/corporation Finances (Complete chart below for the past 2 years)
Year Assets Liabilities Gross Sales Net  Profit $ $ $ $ $ $ $ $ $ $ $ $
For employer owned life insurance there are notice and consent requirements, established in the Tax Code, that must be met before issuance of the contract, as well as tax limitations on those who can be insured. When purchasing insurance on employees or directors, you should consult your tax advisor to avoid adverse tax consequences.
Other Insurance
17. Does the Proposed Owner(s) have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? ☐ Yes ☐ No

18. Owner(s)? Will the coverage    applied for replace, change or affect any existing policy (ies) or contract (s) for the Proposed ☐ Yes ☐ No
List the details below for any “Yes” answer to questions 17 and/or 18 (Type: P=Personal, B=Business, G=Group, A=Annuity)
Company Name Face Amount Policy Contract or Year Issued Changed Replaced, or    1035 Exch. Type Number Affected☐ Y ☐ N☐ Y ☐ N
☐ Y ☐ N☐ Y ☐ N☐ Y ☐ N☐ Y ☐ N
Business Insurance Purpose
19. ☐ Key Person    ☐ Buy-Sell    ☐ Deferred Comp    ☐ Other
☐  Loan  Indemnification/Amount  of  Loan  $   Duration Interest Charged on Loan % Collateral pledged to secure loan $
Entity Information
20. Is the Business a publicly traded company? ☐ Yes ☐ No
(If, “Yes,” please complete only Controlling Person sections below)
(If, “No,” please complete the Beneficial Owner and Controlling Person sections below)
21. Does the Business have a complex ownership structure? ☐ Yes ☐ No
(i.e. 1 or more entities own 25% or more of the owner on this insurance policy)
Beneficial Owner of the Business arrangement,
22. Provide the understanding, following information relationship for each or otherwise, individual, owns if any, 25% who or directly more of or the indirectly, equity interests through of any the contract, owner of this application. submit the additional If no individual information owns 25% in the of Remarks the equity section interest, of write the core N/A. application (If there are or more on a separate than 2 Beneficial sheet of Owners, paper.) please
Name (First, Middle, Last) Date of Birth (mm/dd/yyyy) Primary Address City State Zip
☐ SSN ☐ EIN ☐ TIN Percent of Ownership % Government issued id ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Visa Number: State/Country of Issuance Expiration Date (mm/dd/yyyy) Is this individual a Politically Exposed Person*? ☐ Yes ☐ No
If “Yes,” please provide position and country
Name (First, Middle, Last) Date of Birth (mm/dd/yyyy) Primary Address City State Zip
☐ SSN ☐ EIN ☐ TIN Percent of Ownership % Government issued id ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Visa Number: State/Country of Issuance Expiration Date (mm/dd/yyyy) Is this individual a Politically Exposed Person*? ☐ Yes ☐ No
If “Yes,” please provide position and country
Controlling Person
23. policyowner,  such  as  an  executive  officer  or  senior  manager  (e. Provide the following information for one  individual  with  significant  responsibility  for  managing  the  legal  entity g.  Chief  Executive  Officer,  Chief  Financial  Officer,  Chief regularly Operating  Officer,  Managing  Member,  General  Partner,  President,  Vice  President,  Treasurer),  or  any  other   individual  who performs similar functions. Name (First, Middle, Last) Title Primary Address City State Zip Date of Birth (mm/dd/yyyy) ☐ SSN ☐ EIN ☐ TIN % of Ownership Government issued id ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Visa Number: State/Country of Issuance Expiration Date (mm/dd/yyyy) Is this individual a Politically Exposed Person*? ☐ Yes ☐ No
If “Yes,” please provide position and country
*A Politically Exposed Person (PEP) is defined as: 1. A current or former senior foreign (non-U.S.) political figure; 2. His/her immediate family members (e.g., parents, spouse, sibling, children, in-laws); 3. Close associates—People who are widely and publicly known to maintain a close relationship with the PEP, including people who are in a position to conduct substantial financial transactions on behalf of the PEP; 4. Any corporation, business or other entity that has been formed by, or for the benefit of, the PEP.

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